Exhibit 10.1

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Amendment #3 to License and Collaborative Research Agreement

This Amendment #3 to the License and Collaborative Research Agreement (“Amendment #3”), dated June 14, 2021 (“Amendment Effective Date”), amends the License and Collaborative Research Agreement, dated December 18, 2014 (the “Original Agreement”), by and between Novartis Institutes for BioMedical Research, Inc. (“Novartis”) and Intellia Therapeutics, Inc. (“Intellia”), as amended by the Extension Agreement, effective January 30, 2015 (the “First Amendment”), and the Agreement and Amendment, dated December 3, 2018 (the “Second Amendment”). The Original Agreement, as amended by the First Agreement and the Second Amendment, are hereby referred to as the “Agreement”.  Novartis and Intellia are collectively referred to as the “Parties” and individually as a “Party”.  Terms not otherwise defined in this Amendment #3 have the meaning set forth in the Agreement.

Background

Novartis selected [***] CART Therapeutic Targets [***].  As a result, under the terms of the Agreement, Novartis has certain exclusive license rights with respect to those CART Therapeutic Targets.  In consideration of a cash payment to Novartis of USD$10 million, the Parties have agreed to amend the Agreement to (a) make Novartis’ rights with respect to those CART Therapeutic Targets non-exclusive, (b) remove diligence and related reporting obligations with respect to such CART Therapeutic Targets, (c) refine the scope of Novartis’ sublicense rights to the CART Therapeutic Targets, and (d) [***].  In addition, the Parties have agreed to amend the Agreement to terminate certain of Novartis’s exclusivity obligations with respect to Intellia HSC Products and related Intellia Small Population Indications.

For good and valuable consideration, the Parties agree as follows:

Section 1.  Amendments and Modifications.

The Agreement is hereby amended in the following ways:

(a)	The final sentence of Section 2.3 is hereby deleted.

(b)	Section 3.6.1 is hereby amended to delete the reference to Section 5.4.2.

(c)	Section 3.6.2(b) is hereby deleted, and in its place, the word “[Reserved]” is hereby inserted.

(d)	[***]:

[***]

Exhibit 10.1

(e)	[***]:

[***]

(f)	Section 4.1.2(b)(ii) is hereby deleted, and in its place, the word “[Reserved]” is hereby inserted.

(g)	Section 4.1.2(e)(ii) is hereby deleted, and in its place, the word “[Reserved]” is hereby inserted.

(h)	Section 4.2.2 is hereby deleted, and in its place, the word “[Reserved]” is hereby inserted.

(i)	Section 4.2.3 is hereby deleted, and in its place, the word “[Reserved]” is hereby inserted.

(j)	Section 5.1.4 is hereby amended to delete the references to Sections 5.3.2(a)(i) and 5.3.2(a).

(k)

The first sentence of Section 5.2.4(b) is hereby amended to delete the reference to Section 5.4.2(b), and the third sentence of Section 5.2.4(b) is hereby amended to change “Section 5.4.2(b)” to “Section 5.2.4(b)”.

(l)	Section 5.3.2 is hereby deleted, and in its place, the following is hereby inserted:

“Intellia hereby grants to Novartis and its Affiliates a worldwide non-exclusive license to Practice Intellia Intellectual Property, Collaboration Platform Intellectual Property, and Intellia’s interest in Collaboration Product Intellectual Property, to research, Develop, and Commercialize CART Products directed to the following CART Therapeutic Targets: [***].  Subject to Section 5.3.4, Novartis and its Affiliates will have the right to sublicense such rights through multiple tiers to (a) vendors performing services for the benefit of Novartis, its Affiliates, and their permitted sublicensees, limited to the performance of such services; (b) bona fide collaborators of Novartis or its Affiliates, limited to the research, Development and Commercialization of such Products in such collaboration; and (c) to a Third Party acquirer of all of Novartis’s rights with respect to one or more CART Products by Novartis or its Affiliates, whether such acquisition is through assignment, sublicense, or otherwise.”

(m)	Section 5.4.2 is hereby deleted, and in its place, the word “[Reserved]” is hereby inserted.

(n)

The first sentence of Section 7.5 is hereby amended to add the words “by Novartis, its Affiliates, or their sublicensees” after the phrase “Annual Net Sales”, such that the sentence will now read as follows:

Exhibit 10.1

Novartis will make each of the following [***] payments (each, a “Sales Milestone Payment”) when [***] (the “Sales Milestones”):

(o)	Section 7.6.2(c) is hereby deleted, and in its place, the word “[Reserved]” is hereby inserted.

(p)

Section 7.8.6 is hereby amended to delete the phrase “Advanced CART Product”.  For the avoidance of doubt, as provided in Section 5.3.5(b), Novartis and its Affiliates, and their respective sublicensees, will comply with the applicable terms of the Key License Agreements[***].

(q)	Section 7.9 is hereby amended to delete the references to Section 7.6.2(c).

(r)	Section 11.2.1(a)(ii) is hereby amended to delete the reference to Section 4.2.2.

(s)	Section 11.2.1(b)(ii) is hereby amended to delete the reference to Section 3.6.2(b).

(t)	Section 11.2.2(a)(ii) is hereby amended to delete the reference to Section 4.2.2.

(u)	Section 11.2.2(b)(ii) is hereby amended to delete the references to Section 3.6.2(b).

(v)	Section 11.2.4(a)(iii) is hereby amended to delete the references to Section 3.6.2(b).

(w)	Section 11.2.4(b) is hereby amended to delete the references to Section 3.6.2(b).

(x)	All references to now deleted terms in Section 1 are themselves hereby deleted.

In all other respects, the Agreement is hereby ratified and confirmed.

Section 2.  Consideration.

In consideration of the modifications and amendments set forth in this Amendment #3, Intellia will make a one time payment to Novartis of USD$10 million within 30 days after the Amendment Effective Date.

Section 3.  [***].

[***].

Section 4. Effect of Amendment.

This Amendment #3 shall not constitute a waiver, amendment or modification of any other provision of the Agreement or any other provision not expressly referred to herein.  Except as amended as set forth above, the Agreement shall continue in full force and effect.

Exhibit 10.1

Section 5.Entire Agreement.

This Amendment #3, together with the Agreement (as amended to date), constitute the full and entire understanding and agreement between the Parties regarding the subject matter hereof and thereof, and all other written or oral agreements relating to the subject matter hereof existing between the Parties hereto are expressly superseded hereby.

Section 6.Governing Law.

This Amendment will be governed by and construed under the laws of the Commonwealth of Massachusetts, USA, without giving effect to the conflicts of laws provision thereof.

Section 7.Counterparts.

This Amendment may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Signatures provided by facsimile transmission or in Adobe Portable Document Format (.pdf) sent by electronic mail or other electronic means shall be deemed to be original signatures.

[Signature Page Follows]

Exhibit 10.1

Third Amendment to License and Collaborative Research Agreement

Executed as of the Amendment Effective Date.

NOVARTIS INSTITUTES FOR		INTELLIA THERAPEUTICS, INC.
BIOMEDICAL RESEARCH, INC.

By:	/s/ Scott A Brown	By:	/s/ John Leonard

Name:	Scott A Brown	Name:	John Leonard

Title:	VP CAO	Title:	CEO